Exhibit 10.9

ENGAGEMENT AGREEMENT

THIS ENGAGEMENT AGREEMENT is made effective as of August 3, 2022.

BETWEEN:

(1)	FAT VENTURES PTE. LTD. (UEN: 201813402Z), a company incorporated in Singapore, with the registered office address of 20A Tanjong Pagar Road, Singapore 088443 (“Fat Ventures”), and FAT PROJECTS INTERNATIONAL INVESTMENTS AND HOLDINGS LIMITED (BVI Company Number: 2077576), a company incorporated in the British Virgin Islands, with the registered office address of Craigmuir Chambers, Road Town, Tortola, VG11110, British Virgin Islands (“Fat Projects International”, and, together with Fat Ventures, the “Company”); and

(2)	T20 HOLDINGS PTE. LTD. (UEN: 202207460E), a company incorporated in Singapore, with the registered office address of 3 Phillip Street, #19-01 Royal Group Building, Singapore 048693 (the “Client”),

(collectively referred to as the “Parties” and each a “Party”).

BACKGROUND:

(A)	The Company operates the business of, among other things, facilitating introductions with potential investors, strategic partners or financial institutions and providing general business and strategic consultancy services.

(B)	The Client wishes to engage the Company to provide the Services (defined below), and the Company intends to provide the Services, on the terms and subject to the conditions in this Agreement.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the subject or context otherwise requires, the following words and expressions have the following meanings respectively ascribed to them:

1.1.1	“Background IP” means Intellectual Property developed, acquired, or otherwise obtained by the Company prior to or independently of this Agreement.

1.1.2	“Bound Entities” has the meaning ascribed to it in Clause 5.2.

1.1.3	“Business Day” means a day (other than Saturday, Sunday or gazetted public holiday) on which commercial banks are open for business in Singapore.

1.1.4	“Circumvention Conduct” means contacting, discussing, or transacting any business relating to any financing for the Client or any of its Related Corporations with any Introduced Party, including a discussion of, or an agreement or transaction relating to, any financing of the Client or any of its Related Corporations for the purpose of a Transaction with such Introduced Party, without the prior knowledge and written consent of the Company.

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1.1.5	“Client Transaction Party” means the Client and/or its Related Corporation(s) which are the subject of a Successful Transaction.

1.1.6	“Confidential Information” means, in relation to a Party, all information, documents, drawings, manuals, materials, diskettes and other storage media of the Party stamped or marked as “confidential” of whatever kind and all other information designated by the Party as confidential either verbally or in writing.

1.1.7	“FAA” means the Financial Advisers Act (Cap. 110) of Singapore.

1.1.8	“Intellectual Property” means all past, present, and future rights of and to Intellectual Property and other intellectual property rights whether now known or created in future (of whatever nature and wherever arising) and in each case whether registered or unregistered and including applications for the grant of any such rights.

1.1.9	“Introduced Parties” means Relevant Persons which the Company has identified to the Client or any of its Related Corporations and contacted via email, text message, or call in relation to the Client or any of its Related Corporations, and the Company or the Client or any of its Related Corporations having received an initial response from such Relevant Person.

1.1.10	“Investment” means a capital investment (whether through debt, equity, convertible securities or otherwise) into the Client and/or its Related Corporation(s) through:

(a)	a private investment; and/or

(b)	a public offering and public exchange listing (whether direct or through any other means, including a reverse takeover).

1.1.11	“Liabilities” means claims, actions, proceedings, demands, liabilities, losses, damages, costs and expenses.

1.1.12	“Proceeds” means the aggregate cash value of the assets received by the Client Transaction Party (or its shareholders, in the case of an equity Sale) arising from a Successful Transaction.

1.1.13	“Related Corporation” means a corporation deemed to be related under section 6 of the Companies Act (Chapter 50) of Singapore.

1.1.14	“Relevant Persons” means potential investors and/or financial institutions for the purpose of and in connection with a Transaction, which may include private equity firms, investment banks, commercial banks, high net worth individuals, family offices, asset managers, venture capital funds and other strategic partners.

1.1.15	“Sale” means a sale (in part or in whole) of the Client and/or its Related Corporation(s), whether through an equity sale or asset sale.

1.1.16	“Services” has the meaning ascribed to it in Clause 3.1.

1.1.17	“SFA” means the Securities and Futures Act (Cap. 289) of Singapore.

1.1.18	“Success Fees” has the meaning ascribed to it in Clause 4.1.

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1.1.19	“Successful Transaction” means a completed Transaction where an Introduced Party was involved and/or where any Work Product was used, and which occurs within a period of thirty-six (36) months after the date of identification of such Introduced Party to the Client or any of its Related Corporations by the Company, and a Transaction shall be deemed to have been completed upon the settlement or exchange of any financial value under the Transaction.

1.1.20	“Term” means thirty-six (36) months from the date of this Agreement, unless otherwise agreed by the Parties in writing.

1.1.21	“Transaction” means a transaction or series of transactions related to an Investment or a Sale, or a combination thereof.

1.1.22	“Work Product” means any documents or products created or developed hereunder arising out of provision of the Services.

1.2	Any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or re-enacted.

1.3	References to Recitals, Clauses, Schedules and Appendices are to recitals and clauses, of, and the schedules and the appendices to, this Agreement.

1.4	The headings are for convenience only and shall not affect the interpretation of this Agreement.

1.5	Unless the context otherwise requires or permits, references to the singular number shall include references to the plural and vice versa, references to a particular gender shall include all genders, and references to natural persons shall include bodies corporate and vice versa.

1.6	The Parties acknowledge and agree that in the event any of the Services are to be provided in relation to a Related Corporation of the Client, the Client shall continue to bear full responsibility for the obligations under this Agreement, and at the Company’s request, the Client shall procure that such Related Corporation shall without delay accede to this Agreement by executing a deed of accession (in such form as may be prescribed by the Company) and be similarly bound by the obligations applicable to the Client, including in relation to the payment of any Success Fees hereunder.

2.	COMMENCEMENT AND DURATION

This Agreement shall supersede and replace any other prior agreement with respect to the Services and purposes of this Agreement and commence from the date of termination of the Engagement Agreement entered into between the Company and Asia Pacific Energy Ventures Pte. Ltd (UEN 201425452Z) dated 12 August 2021 and shall carry on until the expiry of the Term, unless terminated earlier in accordance with the terms of this Agreement.

3.	SERVICES

3.1	The Company shall provide the following services to the Client during the Term (the “Services”):

3.1.1	providing general business and strategic consultancy services for the following:

(a)	assisting with the Client’s preparation of an presentation materials for the purpose of facilitating a Transaction; and

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(b)	consulting on the business and commercial aspects of any Transaction; and

3.1.2	supporting the Client’s board and management team to determine the commercial and strategic suitability of Relevant Persons in support of a Transaction; and

3.1.3	identifying and introducing Relevant Persons, including assisting with meeting preparations and planning with such Relevant Persons.

3.2	Save as expressly described in Clause 3.1 as the Services, the Company shall not be required to provide any other services to the Client under this Agreement.

3.3	The Company shall ensure that prior to any Confidential Information being provided by the Company to any third party in the course of providing the Services, the Company shall procure that an appropriate confidentiality agreement is entered into with such third party.

3.4	The Client agrees and acknowledges that:

3.4.1	All decisions in pursuance of a Transaction shall be made by the Client, which include but not limited to the decision to engage in any way with any Relevant Person, the structure and terms of a Transaction, including valuation, pricing, profit guarantees and other matters as applicable. The Company will not in any way commit or make any such decisions on the Client’s behalf.

3.4.2	The Company is not a licensed or regulated entity under the SFA or the FAA. Nothing in this Agreement shall be construed as an agreement by the Company to carry out any regulated activities under the SFA or FAA, and in particular the Company does not and will not under any circumstances be providing any advice on corporate finance (as defined under the Second Schedule of the SFA) or providing any financial advisory service (as defined under the FAA), and the Client shall not request the Company to provide any such advice or services under this Agreement, or to carry out any activities which may result in a breach of applicable laws and regulations.

3.4.3	The Company is providing the Services in its role as consultants according to the Company’s best knowledge and is based on and in reliance of the information specifically made available by the Client to the Company. The Client shall be responsible to provide the necessary information requested by the Company in order for the Company to carry out the Services.

3.4.4	The Company shall not be responsible to verify any information provided by the Client or its advisors or provide any assurance to any person on the accuracy and completeness of any information relating to the Client. The Company shall not be required under any circumstances to provide any formal opinions in respect of any Transaction.

4.	FEES AND REIMBURSEMENTS

4.1	The fees payable to the Company for the provision of the Services shall be as follows (the “Success Fees”):

4.1.1	Upon the occurrence of a Successful Transaction involving an Investment:

(a)	Fat Ventures shall be entitled to a cash fee equal to 5% of the Proceeds;

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(b)	Fat Projects International shall be entitled to an equity fee of such number of shares in the capital of the Client Transaction Party representing 1% of the pre-investment fully-diluted share capital of the Client Transaction Party; and

(c)	where any subsequent Successful Transactions involving an Investment into the same Client Transaction Party occurs within a period of thirty-six (36) months after the date of the first Successful Transaction, Fat Ventures shall be entitled to a cash fee equal to 2% of the Proceeds received from such subsequent Successful Transactions.

4.1.2	Upon the occurrence of a Successful Transaction which is a Sale, Fat Ventures shall be entitled to a cash fee equal to the value of 5% of the Proceeds.

4.2	All Success Fees under this Agreement shall be paid by the Client immediately upon the occurrence of a Successful Transaction. For the avoidance of doubt, no payments made to any third parties by the Client or any of its Related Corporations shall reduce any amounts owed by the Client to the Company under this Agreement unless expressly agreed to by the Company in writing.

4.3	For the avoidance of doubt, the Client shall be responsible for its costs and expenses in connection with each Transaction, including its own legal fees.

4.4	The Client shall reimburse the Company monthly in arrears for all reasonable out-of-pocket expenses incurred on behalf of the Client by the Company, including any travel expenses, provided that the Company shall first obtain the Client’s verbal or written authorization before incurring any expenses in excess of US$250.

4.5	All fees, reimbursements of expenses and other sums payable to the Company are payable in United States Dollars (USD) plus any applicable value added tax, service tax, goods and services tax, business tax or other applicable or similar taxes.

4.6	All payments to be made to the Company by the Client hereunder shall be made without any set-off or counterclaim. If the Client is obliged to pay any taxes, whether by deduction or withholding or in any other manner, the amount payable shall be grossed up to the extent necessary to ensure that, after such payment, whether by deduction or withholding or otherwise, of taxes, the amount otherwise payable remains unchanged. The Client shall provide proof of payment of service tax and shall provide withholding tax certificate in respect of the withholding tax in original. Where the Client is unable to provide such proof or withholding tax certificate, it would be required to reimburse the Company for any taxes, interest, penalties or other charges that the Company may be required to pay.

5.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1	Representations and Warranties

5.1.1	Each Party hereby represents and warrants to the other that:

(a)	as at the date of this Agreement, it has full power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby and that this Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby constitute its valid and legally binding obligations, enforceable against it in accordance with their respective terms and the execution and delivery of, and the performance by it of its obligations under this Agreement shall not:

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(i)	result in a breach of (if applicable) its constitutive document(s) and do not infringe, or constitute a default under, any instrument, contract, document or agreement to which it is a party; and/or

(ii)	result in a breach of any laws applicable or any order, judgment or decree of any Court, governmental agency or regulatory body to which it is a party or by which it or its assets are bound, whether in Singapore or elsewhere;

(b)	(if applicable) it is a corporation duly organised or incorporated, validly existing and in good standing under the laws of the country, state or province (as the case may be) of its incorporation and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted; and

(c)	no consent, authorisation, licence, permit, registration or approval of, or exemption or other action by, any governmental or public body, commission or authority is required in connection with the execution, delivery and performance by it of this Agreement.

5.1.2	The Client represents and warrants to the Company that it is carrying on its business in full compliance with applicable laws and regulations.

5.2	No Circumvention

The Client, on behalf of itself and its affiliates (the “Bound Entities”), agrees not to circumvent, directly or indirectly, the Company’s relationship with any of the Introduced Parties and the Bound Entities will not engage in Circumvention Conduct. Where any Circumvention Conduct has occurred by the Bound Entities without the written consent of the Company, the Client will owe to the Company as a debt, the equivalent of 100% of any relevant fees payable or which would have been payable in accordance with this Agreement (in particular, upon the occurrence of a Successful Transaction) and such other compensation that the Company is entitled to receive hereunder, without prejudice to any other rights the Company may have against the Client.

6.	INTELLECTUAL PROPERTY RIGHTS

6.1	All Intellectual Property created or developed during the provision of the Services will remain the property of the Company, provided that:

6.1.1	On payment in full of all fees to be paid in respect of the Services, the Client shall be granted a perpetual, non-exclusive, transferable, royalty-free licence to use the Intellectual Property related to the Work Product and any associated documentation in accordance with this Agreement. Notwithstanding the foregoing, the Company will be entitled to terminate the licence forthwith should the Client breach the terms of this Agreement.

6.1.2	The Company shall have no Liability for any Intellectual Property infringement claim to the extent that it is based on (i) the use or combination of the Work Product with any software, hardware or other materials not recommended by the Company, provided such infringement would not have arisen but for such use or combination; or (ii) the use of the Work Product in a manner other than that for which it was designed or contemplated as evidenced by the Company’s documentation; or (iii) any unauthorised modification of the Work Product by any person; or (iv) any compliance with designs, plans or specifications furnished by the Client.

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6.1.3	Except as licenced and/or assigned by the Company to the Client in accordance with this Agreement, all Intellectual Property rights to the Background IP shall remain the sole and exclusive property of the Company.

6.2	Notwithstanding anything to the contrary in this Agreement, the Company shall, at all times during the Term and after the termination of this Agreement, have the right and be entitled to use the Client’s name and refer to the Client in its publications and materials, including public announcements and marketing collaterals, provided that the Company shall at all times use its best endeavours to confine the use of the Client’s name to only factually accurate information and to comply with the confidentiality obligations set out in Clause 7. For the avoidance of doubt, notwithstanding any termination of this Agreement, the Company shall not be obliged to destroy, amend or recall any such publications and materials, save in the case of any manifest material error in such publications and materials.

7.	CONFIDENTIALITY

7.1	During the course of the provision of the Services, the Parties shall have access to and be entrusted with Confidential Information. Subject to Clause 7.2, a Party (referred to in this Clause as the “Receiving Party”) shall not at any time:

7.1.1	disclose to any third party any Confidential Information received from the other Party (referred to in this Clause as the “Disclosing Party”) or any of the dealings, transactions or affairs of the business of the Disclosing Party except in accordance with instructions which the Receiving Party may receive from time to time from the Disclosing Party or for the purpose of performing its obligations under this Agreement; or

7.1.2	by any means use any Confidential Information of the Disclosing Party whatsoever which the Receiving Party may obtain under this Agreement in any manner which the Receiving Party knows or ought reasonably to have known may cause loss or injury to the Disclosing Party.

7.2	The obligations of the Receiving Party under Clause 7.1 shall not apply where:

7.2.1	such disclosure is made only to the extent required by law or any competent regulatory body or by an order of a competent court, provided that the Receiving Party, being required to disclose any Confidential Information, shall promptly notify the Disclosing Party, where practicable and lawful to do so, before disclosure occurs and co-operate with the Disclosing Party regarding the timing and content of such disclosure or any action which the Disclosing Party may reasonably elect to take to challenge the validity of such requirement;

7.2.2	the Confidential Information concerned is:

(a)	information that is in the public domain through no fault or breach of confidentiality obligations of the Receiving Party under this Agreement;

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(b)	information lawfully known to the Receiving Party prior to any communication of such information in the context of this Agreement; and

(c)	information that is lawfully obtained from a third party through no fault or breach of confidentiality obligations of such third party.

7.3	The terms and existence of this Agreement must also be kept completely confidential by the Parties and shall not be disclosed to any other persons, without the prior written agreement of the Parties.

8.	TERMINATION

8.1	Expiry of the Term: This Agreement shall terminate automatically upon the expiry of the Term, unless otherwise agreed by the Parties in writing.

8.2	Termination for Cause: At any time during the Term, each Party (referred to in this Clause as the “Terminating Party”) may terminate this Agreement in the event of the following circumstances:

8.2.1	if the other Party is guilty of any gross default or misconduct in connection with or affecting the business of the Terminating Party;

8.2.2	in the event of any material or repeated breach or non-observance by the other Party in carrying out the terms of this Agreement;

8.2.3	if the other Party is guilty of any conduct tending to bring the Terminating Party into disrepute;

8.2.4	if the Terminating Party has reasonable grounds on which to form an opinion that the other Party is guilty of conduct that is prejudicial to the interests of the Terminating Party of which grounds have been disclosed; and

8.2.5	if the other Party is convicted of a criminal offence involving fraud or dishonesty.

8.3	Upon any notice of termination being duly served by a Party, the Company shall use its best endeavours to deliver to the Client materials and other property of or relating to the Client, which may be in its possession or under its power or control and not thereafter represent itself still to be connected with the Client, and vice versa.

8.4	Termination of this Agreement shall not in any way affect any rights and obligations which have arisen prior to such termination, and any provisions of this Agreement expressed to survive the termination of this Agreement, including Clauses 1, 4 (where applicable), 6.2, 7, 9 and 10, shall survive termination and remain in full force and effect.

9.	LIMITATION OF LIABILITY AND INDEMNITY

9.1	Any Liability of the Company, its subsidiaries, branches, affiliates, parent companies, or its or their respective directors, officers, employees, advisors or agents (collectively referred to in this Clause as the “Indemnified Persons”) arising under or in connection with this Agreement shall be expressly limited to the fees paid to the Company hereunder, provided always that the Indemnified Persons will not in any circumstances be liable for any indirect, consequential or incidental damages, including damages for loss of business, business interruption, loss of business information or any other losses whatsoever, arising out of the Company’s performance of its obligations under this Agreement (even if the Company has been advised of the possibilities of such damage).

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9.2	The Client agrees with the Company that the Client shall indemnify and hold harmless the Indemnified Persons from and against all Liabilities arising out of or in connection with: (i) the performance of the Company’s obligations under this Agreement; (ii) any matter referred to or contemplated by this Agreement; (iii) any matter which arises out of any breach by the Client of any of its obligations, duties or any representations or warranties it may be deemed to have given under the terms of this Agreement; and (iv) any fraud, negligence or wilful misconduct of Client, except where such Liabilities arise from:

9.2.1	the fraud, negligence or wilful misconduct of the Company; or

9.2.2	a breach of this Agreement by the Company, other than where such breach arises solely from the acts or omissions of the Client.

9.3	Any Liabilities which any Indemnified Person may suffer or incur in any jurisdiction shall be reimbursed by the Client promptly on demand, including those incurred in connection with the investigation of, preparation for or defence of, any pending or threatened litigation or claim within the terms of the indemnity under Clause 9.2 or any matter incidental thereto, provided that the Client will not be responsible for any Liabilities which are finally determined by a court of competent jurisdiction to have resulted from the fraud, wilful default or gross negligence on the part of the relevant Indemnified Person, and such sums, if already paid by the Client, shall be reimbursed in full.

10.	MISCELLANEOUS

10.1	Notices and Communications: Any notice, communication and/or information to be given in connection with this Agreement (each referred to in this Clause as a “Notice”):

10.1.1	must be addressed to the Party to whom it is to be given at the Party’s address or e-mail address listed on the first page or the Party’s signature block or to any other address or e-mail address as notified by such Party for the purposes of this Clause; and

10.1.2	if sent according to Clause 10.1.1, shall be deemed to have been received:

(a)	if delivered by hand, at the time of delivery;

(b)	if sent by pre-paid registered post, on the 2nd Business Day after the date of posting (or if sent by registered airmail, on the 6th Business Day after the date of posting); or

(c)	if sent by e-mail, when the sender receives an automated message confirming delivery,

except that if a Notice is received on a day which is not a Business Day or is after 5.30 p.m. (addressee’s time) on a Business Day, it shall be deemed to have been received at 9:30 a.m. (addressee’s time) on the following Business Day.

10.2	Entire Agreement: This Agreement and the documents referred to herein are in substitution for all previous agreements between all or any of the Parties, and contain the whole agreement between the Parties relating to the subject matter of this Agreement, to the exclusion of any terms implied by law which may be excluded by contract and each Party acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it.

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10.3	Rights and Remedies: So far as permitted by law and except in the case of fraud, each Party agrees and acknowledges that its only rights and remedies in relation to any representation, warranty or undertaking made or given in connection with this Agreement shall be for breach of the terms of this Agreement to the exclusion of all other rights and remedies (including those in tort or arising under statute).

10.4	Amendments: No amendment or variation of this Agreement shall be effective unless agreed to in writing by the Parties.

10.5	Assignment: The rights and obligations under this Agreement may not be assigned by any Party without the consent in writing of all the other Parties.

10.6	Severance: If any provision of this Agreement or part thereof is rendered void, illegal or unenforceable by any legislation to which it is subject, it shall be rendered void, illegal or unenforceable to that extent and no further.

10.7	Relationship of the Parties: The Parties acknowledge and agree that the Company is acting for the Client pursuant to a contractual relationship on an arm’s length basis and in no event do the Parties intend that, or does anything in this Agreement or the actions contemplated herein deem that, the Company is acting or is responsible as a fiduciary to the Client, its management, shareholders, creditors or any other person.

10.8	Counterparts: This Agreement may be signed in any number of counterparts, all of which taken together and when delivered to the Parties (including by facsimile or by electronic mail in portable document format (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means), shall constitute one and the same instrument. Any Party may enter into this Agreement by manually signing any such counterpart transmitted electronically or by facsimile or other electronic signature (such as DocuSign) by any of the Parties to any other Party and the receiving Party may rely on the receipt of such document so executed and delivered by facsimile or other electronic means as if the original had been received. Such signatures executed by way of facsimile or other electronic means shall be recognised and construed as secure electronic signatures pursuant to the Electronic Transactions Act (Chapter 88) of Singapore and the Parties accordingly shall deem such signatures to be original signatures for all purposes.

10.9	Third Parties: A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act (Chapter 53B) of Singapore to enforce or enjoy the benefit of any term of this Agreement.

10.10	Governing Law: This Agreement shall be governed by and construed in accordance with the laws of Singapore.

10.11	Arbitration: Any dispute arising out of or in connection with this Agreement including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration in Singapore according to the Arbitration Rules of the Singapore International Arbitration Centre (referred to in this Clause as the “SIAC”) for the time being in force which rules are deemed to be incorporated by reference into this Clause. The seat of the arbitration shall be Singapore at the SIAC. The Tribunal shall consist of one (1) arbitrator to be appointed by the President of the Court of Arbitration of the SIAC. All arbitration proceedings shall be in the English language. The decision of the arbitrator shall be final and binding on all the Parties.

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This Agreement has been executed by the Parties and made effective as of the date first set out above.

The Company

Executed by
FAT VENTURES PTE. LTD.	) ) )	/s/ David Andrada
)
Signature

Name of Signatory	:	David Andrada

Designation of Signatory	:	Managing Partner / Director

Email Address	:	David@fatprojects.com

Executed by
FAT PROJECTS INTERNATIONAL INVESTMENTS AND HOLDINGS LIMITED	) ) )	/s/ David Andrada
)
Signature

Name of Signatory	:	David Andrada

Designation of Signatory	:	Managing Partner / Director

Email Address	:	David@fatprojects.com

The Client

Executed by
T20 HOLDINGS PTE. LTD.	) ) )	/s/ Iain Deay
)
Signature

Name of Signatory	:	Iain Deay

Designation of Signatory	:	Chief Strategy & Development Officer Chief Financial Officer

Email Address	:	Iain@Twenty20.com.sg

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